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                                                                      Exhibit 12


                          TEXTRON FINANCIAL CORPORATION
    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                              THREE MONTHS ENDED
                                                                MARCH 31, 2004
Income before income taxes..................................       $ 30,977
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FIXED CHARGES:

Interest on debt............................................         38,464
Estimated interest portion of rents.........................            718
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Total fixed charges.........................................         39,182
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Adjusted income.............................................         70,159

Ratio of earnings to fixed charges(1).......................          1.79x
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

(1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.